Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP
425 LEXINGTON AVENUE
NEW YORK, NY 10017-3954
(212) 455-2000
FACSIMILE (212) 455-2502

February 17, 2021

Aramark
2400 Market Street
Philadelphia, PA 19103
Ladies and Gentlemen:
We have acted as counsel to Aramark, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-253208) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale by the Company and certain selling stockholders of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). This opinion relates to the sale by the selling stockholders referred to in the Prospectus (as defined below) (the “Selling Stockholders”) of an aggregate of 24,575,245 shares of Common Stock (the “Shares”).
We have examined the Registration Statement; the prospectus, dated February 17, 2021 (the “Base Prospectus”), as supplemented by the prospectus supplement dated February 17, 2021 relating to the Shares (together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.
We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K filed by the Company with the Commission on February 17, 2021 and to the use of our name under the caption “Legal Matters” in the Prospectus.
Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP